EXHIBIT 10.2

AMENDMENT NO. 1

TO THE

AMENDED AND RESTATED

2000 STOCK INCENTIVE PLAN

The Amended and Restated 2000 Stock Incentive Plan of LogicVision, Inc. (the “Plan”) is hereby further amended, effective January 17, 2002, as follows:

1. Section 4(b)(iii) of the Plan shall be amended to read in its entirety as follows:

“On the first business day following the conclusion of each regular annual meeting of the Company’s stockholders after such Outside Director’s appointment or election to the Board of Directors, commencing with the annual meeting occurring after October 31, 2001, each Outside Director who will continue serving as a member of the Board of Directors thereafter shall receive an Option to purchase 4,000 Shares, subject to adjustment under Section 12. Each Outside Director who is not initially elected at a regular annual meeting of the Company’s stockholders shall receive an Option to purchase a pro rata portion of 4,000 Shares within ten business days of his or her election based on the number of full months remaining from date of election until the next regular annual meeting of the Company’s stockholders divided by 12. Any fractional shares resulting from such calculation shall be rounded up to the nearest whole number.”

2. To record the adoption of this Amendment to the Plan by the Board of Directors as of January 17, 2002, the Corporation has caused its authorized officer to execute the same.

LOGICVISION, INC.

By:	/s/ John H. Barnet
Name:	John H. Barnet
Its:	Vice President of Finance and Chief Financial Officer

AMENDMENT NO. 2

TO THE

AMENDED AND RESTATED

2000 STOCK INCENTIVE PLAN

The Amended and Restated 2000 Stock Incentive Plan of LogicVision, Inc. (the “Plan”) is hereby further amended, effective May 15, 2003, as follows:

1. Section 4(b)(ii) of the Plan shall be amended to read in its entirety as follows:

“Each Outside Director who first joins the Board of Directors on or after May 15, 2003 shall receive a Nonstatutory Option to purchase 20,000 Shares (subject to adjustment under Section 12) on the first business day after his or her election to the Board of Directors. Each Outside Director who is re-elected at the Company’s Annual Meeting of Stockholders on May 15, 2003 shall receive a Nonstatutory Option to purchase 12,500 Shares (subject to adjustment under Section 12) on the first business day after his or her re-election to the Board of Directors.”

2. Section 4(b)(iii) of the Plan shall be amended to read in its entirety as follows:

“On the first business day following the conclusion of each regular annual meeting of the Company’s stockholders after such Outside Director’s appointment or election to the Board of Directors, commencing with the annual meeting occurring on May 15, 2003, each Outside Director who will continue serving as a member of the Board of Directors thereafter shall receive an Option to purchase 10,000 Shares, subject to adjustment under Section 12. Each Outside Director who is not initially elected at a regular annual meeting of the Company’s stockholders shall receive an Option to purchase a pro rata portion of 10,000 Shares within ten business days of his or her election based on the number of full months remaining from date of election until the next regular annual meeting of the Company’s stockholders divided by 12. Any fractional shares resulting from such calculation shall be rounded up to the nearest whole number.”

3. The first sentence of Section 4(b)(v) of the Plan shall be amended to read in its entirety as follows:

“Each Option granted under Section 4(b)(ii) shall become exercisable in two equal annual installments on each of the first two anniversaries of the date of grant.”

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4. To record the adoption of this Amendment to the Plan by the Board of Directors as of April 21, 2003, the Corporation has caused its authorized officer to execute the same.

LOGICVISION, INC.

By:	/s/ Bruce M. Jaffe
Name:	Bruce M. Jaffe
Its:	Vice President of Finance and Chief Financial Officer

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ADDENDUM

LOGICVISION, INC.

2000 STOCK INCENTIVE PLAN

(As Applicable to Employees of LogicVision India Pvt Ltd)

This Addendum describes the LogicVision, Inc. 2000 Stock Incentive Plan, as amended and restated as of January 17, 2002 and approved by stockholders in November of 2002 (the “Plan”), as it applies to Employees of LogicVision India Pvt Ltd (the “Indian Subsidiary”), effective as of February 7, 2003. This Addendum only applies to Employees who are directly employed by the Indian Subsidiary (“Indian Employees”) and does not modify the Plan as it applies to any other person. If there is a conflict between any provision in this Addendum and the Plan document, the provision in this Addendum as it applies to Indian Employees shall prevail. Except as provided in this Addendum, the provisions of the Plan shall be fully applicable to Indian Employees. Capitalized terms that are not defined in this Addendum are defined in the Plan.

1.	The total number of Shares that shall be offered to Indian Employees under the Plan shall not exceed 1,000,000 Shares, subject to adjustments under Section 12 of the Plan.

2.	All Indian Employees shall be eligible for the grant of options under this Plan, subject to the provisions herein.

3.	The Exercise Price of an Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant.

4.	Any Shares issued upon exercise of an Option shall be subject to a lock-in period of twelve months from the date of issuance.

5.	The Committee will decide the vesting period of applicable to Options from time to time.

6.	An Indian Employee shall not be eligible to participate in the Plan if he or she:

a.	is a promoter or belongs to a promoter group; or

b.	is a member of the Board of Directors who, by himself or through a relative or through any body corporate, directly or indirectly, owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, a Parent or Subsidiary.

7.	Any changes made to the Plan on or after February 7, 2003 by the Board of Directors or stockholders of the Company shall not apply to Indian Employees; provided, however, the Plan may be terminated at any time and for any reason.

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To record the adoption of this Addendum to the Plan by the Board of Directors on this 3rd day of July, 2003, the Company has caused its authorized officer to execute the same.

LOGICVISION, INC.

By	/s/ Vinod K. Agarwal
Its	President and Chief Executive Officer

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